                            ARTICLES SUPPLEMENTARY

                                       OF

                            M.S.D. & T. FUNDS, INC.

          M.S.D. & T. FUNDS, INC., a Maryland corporation having its principal office in the City of Baltimore, Maryland and registered as an open-end investment company under the Investment Company Act of 1940, as amended (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The total number of shares of Capital Stock which the Corporation was heretofore authorized to issue was Four Billion (4,000,000,000) shares, of which Seven Hundred Million (700,000,000) shares of the par value of One Mill ($.001) per share each were Class A Common Stock; Seven Hundred Million (700,000,000) shares of the par value of One Mill ($.001) per share each were Class B Common Stock; Seven Hundred Million (700,000,000) shares of the par value of One Mill ($.001) per share each were Class C Common Stock; Seven Hundred Million (700,000,000) shares of the par value of One Mill ($.001) per share each were Class D Common Stock; Six Hundred Million (600,000,000) shares of the par value of One Mill ($.001) per share each were Class E Common Stock; and Six Hundred Million (600,000,000) shares of the par value of One Mill ($.001) per share each were Class F Common Stock. The aggregate par value of all Common Stock was Four Million Dollars ($4,000,000).
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          SECOND:  Pursuant to Article VI, Section 6.4 of the Corporation's
Articles of Incorporation, the Board of Directors has reclassified One Hundred Million (100,000,000) shares of the par value of One Mill ($.001) per share of authorized and unissued Class C Common Stock of the Corporation's capital stock; One Hundred Million (100,000,000) shares of the par value of One Mill ($.001) per share of authorized and unissued Class D Common Stock of the Corporation's capital stock; One Hundred Million (100,000,000) shares of the par value of One Mill ($.001) per share of authorized and unissued Class E Common Stock of the Corporation's capital stock; and One Hundred Million (100,000,000) shares of the par value of One Mill ($.001) per share of authorized and unissued Class F Common Stock of the Corporation's capital stock as shares of Class G Common Stock in accordance with Section 2-105(c) of the Maryland General Corporation Law. The Board of Directors of the Corporation has reclassified such Class C, Class D, Class E and Class F shares of Common Stock pursuant to the following resolutions adopted at a regular meeting of the Board of Directors of the Corporation held on October 28, 1991:

          RESOLVED, that pursuant to Article VI, Section 6.4 of the Company's Articles of Incorporation (the "Articles"), One Hundred Million (100,000,000) of the Company's authorized, unissued Class C shares of capital stock (of the par value One Mill ($0.001) per share and of the aggregate par value of One Hundred Thousand Dollars ($100,000)), be, and hereby are, reclassified as Class G Common Stock (of the par value One Mill ($0.001) and of the aggregate par value of One Hundred Thousand Dollars ($100,000)); and

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          FURTHER RESOLVED, that pursuant to Article VI, Section 6.4 of the
     Articles, One Hundred Million (100,000,000) of the Company's authorized, unissued Class D shares of capital stock (of the par value One Mill ($0.001) and of the aggregate par value of One Hundred Thousand Dollars ($100,000)), be, and hereby are, reclassified as Class G Common Stock (of the par value One Mill ($0.001) and of the aggregate par value of One Hundred Thousand Dollars ($100,000)); and

          FURTHER RESOLVED, that pursuant to Article VI, Section 6.4 of the Articles, One Hundred Million (100,000,000) of the Company's authorized, unissued Class E shares of capital stock (of the par value One Mill ($0.001) per share and the aggregate par value of One Hundred Thousand Dollars ($100,000)) be, and hereby are, reclassified as Class G Common Stock (of the par value of One Mill ($0.001) and of the aggregate par value of One Hundred Thousand Dollars ($100,000)); and

          FURTHER RESOLVED, that pursuant to Article VI, Section 6.4 of the Articles, One Hundred Million (100,000,000) of the Company's authorized, unissued Class F shares of capital stock (of the par value One Mill ($0.001) per share and the aggregate par value of One Hundred Thousand Dollars ($100,000)) be, and hereby are, reclassified as Class G Common Stock (of the par value of One Mill ($0.001) and of the aggregate par value of One Hundred Thousand Dollars ($100,000)); and

          FURTHER RESOLVED, that shares of Class G Common Stock shall represent interests in the Maryland Tax-Exempt Bond Fund; and

          FURTHER RESOLVED, that each share of Class G Common Stock shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in the Articles.

          THIRD: The total number of shares of stock which the Corporation is presently authorized to issue remains Four Billion (4,000,000,000) shares of Common Stock, of which Seven Hundred Million (700,000,000) shares of the par value of One Mill ($.001) per share each are Class A Common Stock; Seven Hundred Million (700,000,000) shares of the par value of One Mill ($.001) per

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share each are Class B Common Stock; Six Hundred Million (600,000,000) shares of the par value of One Mill ($.001) per share each are Class C Common Stock; Six Hundred Million (600,000,000) shares of the par value of One Mill ($.001) per share each are Class D Common Stock; Five Hundred Million (500,000,000) shares of the par value of One Mill ($.001) per share each are Class E Common Stock; Five Hundred Million (500,000,000) shares of the par value of One Mill ($.001) per share each are Class F Common Stock; and Four Hundred Million (400,000,000) shares of the par value of One Mill ($.001) per share each are Class G Common Stock. The aggregate par value of all Common Stock having par value is unchanged at Four Million Dollars ($4,000,000).

          FOURTH: The shares of Common Stock of the Corporation classified pursuant to the resolutions set forth herein have been classified by the Corporation's Board of Directors under the authority contained in the Corporation's Articles of Incorporation.

          IN WITNESS WHEREOF, M.S.D. & T. FUNDS, INC. has caused these presents to be signed in its name and on its behalf by its

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President and its corporate seal to be hereunto affixed and attested by its
Secretary as of this 16th day of January 1992.

[CORPORATE SEAL]              M.S.D. & T. FUNDS, INC.



                              By: /s/ Leslie B. Disharoon
                                  -----------------------
                                 Leslie B. Disharoon
                                 President


Attest:


/s/ W. Bruce McConnel, III
--------------------------
W. Bruce McConnel, III
Secretary

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                                  CERTIFICATE
                                  -----------

          THE UNDERSIGNED, President of M.S.D. & T. FUNDS, INC., who executed on behalf of said Corporation the attached Articles Supplementary of said Corporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the attached Articles Supplementary to be the corporate act of said Corporation, and certifies that to the best of his knowledge, information and belief the matters and facts set forth in the attached Articles Supplementary with respect to authorization and approval are true in all material respects, under the penalties for perjury.

                                 /s/ Leslie B. Disharoon
                                 -----------------------
Dated as of January 16, 1992     Leslie B. Disharoon
                                 President

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